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                                                                   EXHIBIT 3(ii)

                                     BY-LAWS
                                       OF
                          ARAHOVA COMMUNICATIONS, INC.
                         (AS AMENDED ON OCTOBER 1, 1999)

                                   1. OFFICES

                  Arahova Communications, Inc. (hereinafter the "Corporation") may have offices and places of business at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                           2. MEETING OF STOCKHOLDERS

     2.1          Place of Meetings.

                  All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver thereof.

     2.2          Annual Meeting.

                  Annual meetings of stockholders commencing with the year 2000 shall be held on the date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver thereof.

     2.3          Special Meetings.

                  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or Board of Directors and shall be called by the President or Secretary at the request in writing of stockholders owning not less than one-fifth of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     2.4          Notice.

                  Written notice of each meeting of stockholders shall be given in the manner prescribed in Article IV of these By-laws which shall state the place, date and hour of the meeting and, in the case of a special meeting, shall state the purpose or purposes for which the meeting is called. In the case of a meeting to vote on a proposed merger or consolidation, such notice shall











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state the purpose of the meeting and shall contain a copy of the agreement or brief summary thereof and, in the case of a meeting to vote on a proposed sale, lease or exchange of all of the Corporation's assets, such notice shall specify that such a resolution shall be considered. Such notice shall be given to each stockholder of record entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty (20) nor more than sixty (60) days prior to such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     2.5          Business.

                  Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

     2.6          Quorum and Adjournment.

                  Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. If a quorum shall not be present at the time fixed for any meeting, the stockholders present, in person or by proxy, and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     2.7          Voting.

                  Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of Article VI, Section 4 of these By-laws, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder. If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     2.8          Vote Required.

                  When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by



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proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     2.9          Voting Lists.

                  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     2.10         Proxy.

                  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

                  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     2.11         Consents.

                  Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Where corporate action is taken in such manner by less than unanimous written






                                      -3-







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consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

                  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by statute to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                  3. DIRECTORS

     3.1          Board of Directors.

                  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, except as provided in the Certificate of Incorporation.

     3.2          Number; Election and Tenure.

                  The number of directors which shall constitute the whole Board shall be not less than three (3) nor more than nine (9). The first Board shall consist of five (5) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

     3.3          Vacancies.

                  Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until his earlier resignation or removal. If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or





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the By-laws or may apply to the Court of Chancery for a decree summarily ordering an election as provided by statute.

                  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     3.4          Meetings.

                  The Board of Directors of the Corporation may hold its meetings, and have an office or offices, within or without the State of Delaware.

     3.5          First Meeting.

                  The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     3.6          Notice.

                  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board. A special meeting of the Board may be called by the President or any Vice President and a special meeting shall be called by the President on the written request of two directors. Notice of each special meeting of the Board of Directors, specifying the place, day and hour of the meeting, shall be given in the manner prescribed in Article IV of these By-Laws and in this Section 6, either personally or by mail, by courier, telex or telegram to each director, at the address or the telex number supplied by the director to the Corporation for the purpose of notice, at least 48 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of any meeting of the Board, need be specified in the notice of the meeting.

     3.7          Quorum and Voting.

                  Except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the

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transaction of business. The vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

                  Members of the Board or members of any committee designated by the Board may participate in meetings of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

     3.8          Consents.

                  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     3.9          Committees.

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and, unless the resolution, By-laws or Certificate of Incorporation provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     3.10         Committee Minutes.

                  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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     3.11         Compensation of Directors.

                  The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  The directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     3.12         Removal of Directors.

                  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

                                   4. NOTICES

     4.1          Form of Notice.

                  Whenever, under the provisions of the Delaware General Corporation Law or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by first class or express mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, except that, in the case of directors, notice sent by first class mail shall be deemed to have been given forty-eight hours after being deposited in the United States mail. Whenever, under these By-laws, notice may be given by telegraph, courier or telex, notice shall be deemed to have been given when deposited with a telegraph office or courier service for delivery or, in the case of telex, when dispatched.

     4.2          Waiver of Notice.

                  Whenever notice is required to be given under any provisions of the Delaware General Corporation Law or the Certificate of Incorporation or these By-laws, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a

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committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the By-laws.

                                  5. OFFICERS

     5.1          Selection of Officers.

                  The officers of the Corporation shall be chosen by the directors and shall consist of a president and secretary. The Board of Directors may also choose a treasurer, one or more vice presidents, and one or more assistant secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide. A failure to elect officers shall not dissolve or otherwise affect the Corporation.

     5.2          Term of Office, Removal and Vacancies.

                  Each officer of the Corporation shall hold his office until his successor is elected and qualifies or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring by death, resignation, removal or otherwise, in any office of the Corporation, shall be filled by the Board of Directors.

     5.3          Compensation.

                  The salaries of the officers of the Corporation may be fixed by the Board of Directors.

     5.4          Bond.

                  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

     5.5          The President.

                  The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the power to appoint and remove such subordinate officers and agents other than those actually appointed or elected by the Board of Directors as the business of the Corporation may require.




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     5.6          Vice President.

                  Each Vice President, if any, shall perform such duties as shall be assigned to him by the Board of Directors or President, and, in the absence or disability of the President, the most senior in rank of the Vice Presidents shall perform the duties of the President.

     5.7          Secretary.

                  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Board of Directors and the stockholders in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall be the custodian of the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     5.8          Assistant Secretary.

                  The Assistant Secretary, if any, or assistant secretaries, if more than one, shall perform the duties of the secretary in his or her absence and shall perform such other duties as the Board of Directors, the President or the Secretary may from time to time designate.

     5.9          Treasurer.

                  The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate amounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Corporation, in such depository as the Board of Directors shall designate. As directed by the Board of Directors or the President, he shall disburse monies of the Corporation, taking proper vouchers for such disbursements and shall render to the President and directors an account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perform all the usual duties incident to the office of Treasurer.

                     6. CERTIFICATES OF STOCK AND TRANSFERS

     6.1          Certificates of Stock; Uncertificated Shares.

                  The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.






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Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     6.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificate or Uncertificated Shares.

                  The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

     6.3          Record Date.

                  In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or to consent to corporate action without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than ten (10) days after the date on which the date fixing the record date for the consent of stockholders without a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     6.4          Registered Stockholders.

                  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to Section 3 of this Article as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                             7. GENERAL PROVISIONS

     7.1          Dividends.

                  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

     7.2          Liability of Directors as to Dividends or Stock Redemption.

                  A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

     7.3          Reserve for Dividends.

                  Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     7.4          Annual Statement.

                  The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

     7.5          Signing Checks, Notes, etc.

                  All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed on its behalf by such






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



officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the President or any Vice President of the Company.

     7.6          Fiscal Year.

                  The fiscal year of the Corporation shall end on March 31 of each year or as otherwise determined by resolution of the Board of Directors.

     7.7          Seal.

                  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

     7.8          Voting of Securities of Other Corporations.

                  In the event that the Corporation shall, at any time or from time to time, own and have power to vote any securities (including but not limited to shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Corporation.

                               8. INDEMNIFICATION

     8.1          Indemnification.

                  Except as otherwise provided below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") and whether or not by or in the right of the Corporation or otherwise, by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director or officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or trustee, or in any other capacity while serving as a director or officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exist or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the corporation to provide prior to such amendment), against all reasonable expenses, including attorneys' fees, and any liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer or trustee; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition thereof; provided, however, that to the extent required by the law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this section or otherwise. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     8.2          Right to Claimant to Bring Suit.

                  If a claim under Section 1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

     8.3          Non-Exclusivity of Rights.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Article VIII shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding that office.

     8.4          Funding.

                  The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this bylaw or otherwise.

                                 9. AMENDMENTS

                  These By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders, or by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation.

Dated:  March 5, 1999, as amended on October 1, 1999




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